UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
January 20, 2009

CIMETRIX INCORPORATED

(Exact name of registrant as specified in its charter)

Commission File No. 000-16454

Nevada	87-0439107
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

6979 South High Tech Drive
Salt Lake City, Utah  84047-3757
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (801) 256-6500

Former name or former address, if changed since last report:  Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Cimetrix Incorporated (the “Company”) and Silicon Valley Bank (the “Bank”) previously entered into an Amended and Restated Loan and Security Agreement and related documents dated April 9, 2008 (the “Facility Agreement”) to amend and restate in its entirety, without novation, the original agreements dated as of December 26, 2007.  On January 20, 2009, the Company and the Bank entered into a First Amendment to the Facility Agreement (the “Amendment”), effective December 25, 2008.   The Amendment extends the maturity date of the Facility Agreement to December 24, 2009 and reduces the applicable interest rate and certain other fees associated with the credit facility.

Subject to the terms of the Facility Agreement, the Company may request that the Bank finance qualified accounts receivable (“Eligible Accounts”, and, after an advance is made, “Financed Receivables”) by extending credit to the Company in an amount equal to 80% or, in the case of receivables from non-U.S. account  debtors, 90% of the Financed Receivable.  The Bank may, in its sole discretion, change the percentage of the advance rate for a particular Financed Receivable on a case by case basis.

The aggregate face amount of Financed Receivables may not exceed One Million Two Hundred Fifty Dollars ($1,250,000), including a maximum of Nine Hundred Fifty Thousand Dollars ($950,000) non-U.S. Financed Receivables.  Advances under the Agreement are collateralized by substantially all operating assets of the Company.

Subject to the terms of the Amendment, the Company will pay a fixed finance charge equal to 7.75% per annum, multiplied by the face amount of the Financed Receivables.   There is also a collateral handling fee of .30% per month of the face amount of the Financed Receivables.   In the event of a default, both of these rates are increased.

The Company will repay each advance on the earliest of: (a) the date on which payment is received on the Financed Receivable, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (d) the date on which there is a breach of any warranty or representation set forth in the Facility Agreement, or (e) the maturity date of the Facility Agreement of December 24, 2009. Each payment will also include all accrued finance charges and collateral handling fees with respect to such Advance and all other amounts then due and payable in accordance with the Agreement.

Under the terms of the Amendment, the Company is required to receive gross proceeds of not less than $250,000.00 from the issuance of equity or subordinated debt to investors approved by Bank on or before March 31, 2009.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1	Silicon Valley Bank First Amendment To Amended and Restated Loan and Security Agreement, effective as of December 25, 2008

99.2	Silicon Valley Bank First Amendment to Loan and Security Agreement (EX-IM Loan Facility), effective as of December 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 2009                                                                     CIMETRIX INCORPORATED

By: /s/ Robert H. Reback
     Robert H. Reback
     President and Chief Executive Officer
     (Principal Executive Officer)